                       Merrill Lynch Natural Resources Trust
                                        Class A

                                     Total Return                        Exhibit 16(a)

                                                      Period from
                                                        10/24/88       Annual
                                                      (inception)      Total
                                                      to 07/31/89       Return*
Initial Investment                                   $1,000.00      $1,000.00

Divided by
Maximum Offering Price                                   13.37

Divided by Net Asset Value                                              12.50

Equals Shares Purchased                                  74.79          80.00

Plus Shares Acquired through
  Dividend Reinvestment                                  13.06          13.95

Equals Shares Held
  at 07/31/89                                            87.85          93.95

Multiplied by  Net Asset
  Value at 07/31/89                                      11.79          11.79

Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 07/31/89                       $1,035.70      $1,107.70

Divided by $1,000 (P)                                   1.0357         1.1077

Subtract 1                                              0.0357         0.1077

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                               3.57%

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                                 10.77%

ERV divided by P                                        1.0357

Raise to the power of                               1 /  .7671

Equals                                                  1.0468

Subtract 1                                              0.0468

Expressed as a percentage
  equals the Average
  Annualized Total Return                                 4.68%

  * Does not include sales charge for the period.